UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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SCHEDULE 14A
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Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

(Check the appropriate box):
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under §240.14a-12

ALLIED GAMING & ENTERTAINMENT, INC.
(Name of Registrant as Specified In Its Charter)

______________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Allied Gaming & Entertainment Files Lawsuit Against Knighted Pastures and Roy Choi et al. Alleging Violations of Federal Securities Laws
NEW YORK (June 12, 2025) – (BUSINESS WIRE) – Allied Gaming & Entertainment, Inc. (NASDAQ: AGAE) (the “Company” or “AGAE”), a global experiential entertainment company, today announced that it has filed a lawsuit in the United States District Court for the Central District of California, against Knighted Pastures, LLC (“Knighted”) and its Managing Partner, Roy Choi, as well as Naomi Choi, Mr. Choi’s mother, and Yiu-Ting So, a long time business partner of Mr. Choi (collectively, the “Knighted Group” or the “Defendants”).  The suit seeks, among other things, to enjoin the Knighted Group from misleading stockholders and acting as an undisclosed “group” in connection with their involvement in Mr. Choi’s bid to replace the Company’s Board of Directors (the “Board”) with his hand-picked designees.

In its suit, AGAE asserts that Knighted and Mr. Choi have been engaged in a year-long scheme to amass large quantities of AGAE’s stock without disclosure to AGAE or its stockholders including by the filing of deceptive and deficient Schedule 13D materials with the Securities and Exchange Commission (“SEC”) in a coordinated effort to secure Knighted and Mr. Choi’s control over the Board at the Annual Meeting in August 2025.  AGAE was left with no other option than to take legal action to enjoin the Defendants from continuing to allegedly violate federal securities laws and misleading stockholders for their own benefit.

AGAE President and Chairman, Yangyang Li, said: “We are taking this action to protect the rights and interests of all our stockholders. We believe the Knighted Group has deliberately misled stockholders and, in doing so, has violated federal securities laws. Their pattern of aggressive and disruptive litigation has obstructed the Company’s normal course of business, damaged key strategic partnerships, and forced the Company to expend substantial time and resources defending against baseless claims. These actions have inflicted significant harm on the Company. With this lawsuit, we aim to hold Knighted Pastures and Roy Choi accountable for their securities law violations  while we refocus on executing our strategic plan and continue working to maximize long-term value for all our stockholders.”

Through its complaint, the Company asserts that Knighted and Mr. Choi violated federal securities laws by failing to disclose the formation of a secret stockholder group which purchased significant amounts of AGAE shares.  Knighted and Mr. Choi, along with their co-defendants Naomi Choi and Yiu-Ting So, individual stockholders, collectively acquired 14,394,626 shares of AGAE’s stock, amounting to approximately 37.8% ownership of the Company as of May 15, 2025.  The complaint asserts that the Defendants, who share close family and business ties, have acted together, including by coordinating purchases of AGAE’s stock in violation of federal securities laws.  The individual stockholders are Naomi Choi, Mr. Choi’s mother, who acquired an ownership stake of approximately 1,441,466 of AGAE’s shares as of May 15, 2025 and Yiu-Ting So, who served as Knighted’s outside accountant, and later Mr. Choi’s business partner, who acquired an ownership stake of approximately 966,737 of AGAE’s shares as of May 15, 2025.  Together, Ms. Choi and Ms. So acquired more than 6.5% of AGAE’s shares.  The complaint alleges that the formation of this secret stockholder group violated federal securities laws and evaded the Company’s Stockholder Rights Plan which would be triggered as a result of the Defendants’ coordinated buying spree.

The Company also asserts in its complaint that Knighted’s notice of stockholder nomination is deficient because it does not disclose information about the secret stockholder group.  The complaint seeks declaratory and injunctive relief in order to prevent Knighted from continuing its alleged violations of federal securities laws.

AGAE urges all stockholders to carefully consider the underlying motives behind Knighted’s actions towards AGAE, including the costly litigation initiated by Knighted against AGAE. The Company urges Knighted to stop taking actions that are harmful to shareholders.

A copy of the complaint filed in the United States District Court for the Central District of California was filed with the SEC as an exhibit to the Company’s Form 8-K filed on June 12, 2025.

Advisors
Paul Hastings LLP is serving as legal counsel, MacKenzie Partners, Inc. is serving as proxy solicitor and ADDO IR is serving as strategic communications advisor to AGAE.

About Allied Gaming & Entertainment
Allied Gaming & Entertainment Inc. (Nasdaq: AGAE) is a global experiential entertainment company focused on providing a growing world of gamers and concertgoers with unique experiences through renowned assets, products and services.  For more information, visit alliedgaming.gg.

Forward Looking Statements

This communication contains certain forward-looking statements under federal securities laws. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “intend” or “continue,” the negative of such terms, or other comparable terminology. These statements are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause actual results to be materially different from those contemplated by the forward-looking statements, including, but not limited to, any potential outcomes related to the complaint filed against the Defendants or any potential award of relief sought in the complaint. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside our control, that could cause actual results or outcomes to differ materially from those discussed in these forward-looking statements. The inclusion of such information should not be regarded as a representation by the Company, or any person, that the objectives of the Company will be achieved.

IMPORTANT ADDITIONAL INFORMATION REGARDING the 2024/2025 Annual Meeting of Stockholders and Where to Find It

The Company intends to file a proxy statement and WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with its solicitation of proxies for its 2024/2025 Annual Meeting. THE COMPANY’S STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT (AND ANY AMENDMENTS AND SUPPLEMENTS THERETO) AND ACCOMPANYING WHITE PROXY CARD WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain the proxy statement, any amendments or supplements to the proxy statement and other documents as and when filed by the Company with the SEC without charge from the SEC’s website at www.sec.gov.

Certain Information Regarding Participants

The Company, the President and Chairman, Yangyang Li and each of its non-employee Directors (namely, Mao Sun, Jingsheng (Jason) Lu, Guanzhou (Jerry) Qin, Yushi Guo, Yuanfei (Cliff) Qu and Chi Zhao) are deemed to be “participants” (as defined in Section 14(a) of the Exchange Act) in the solicitation of proxies from the Company’s stockholders in connection with the matters to be considered at the Annual Meeting. Information about the compensation of our President and Chairman, Yangyang Li and each of its non-employee Directors is set forth in the section titled “Director Compensation” in the Company’s preliminary proxy statement on Schedule 14A filed on November 12, 2024 (the “2024 Preliminary Proxy”), at pages 29 to 30, and is available here. Information regarding the participants’ holdings of the Company’s securities can be found in the section titled “Ownership of Certain Beneficial Owners, Management and Directors” in the Company’s 2024 Preliminary Proxy on pages 33 to 34 and is available here. When filed, supplemental information regarding the participants’ holdings of the Company’s securities can be found in SEC filings on Statements of Change in Ownership on Form 4 available on the Company’s website at https://ir.alliedgaming.gg/sec-filings or through the SEC’s website via the links referenced above. Updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the Company’s proxy statement on Schedule 14A and other materials to be filed with the SEC in connection with the 2024/2025 Annual Meeting of Stockholders.

Investor Contacts:
Addo Investor Relations
ir@alliedgaming.gg

Bob Marese
MacKenzie Partners, Inc.
1-800-322-2885